Exhibit 99.2

                                  PRESS RELEASE
                                  -------------

                   [LOGO OF GATEWAY FINANCIAL HOLDINGS, INC.]

FOR FURTHER INFORMATION:

Contact: D. Ben Berry, Chairman, President and CEO, or
         David Twiddy, Senior Executive Vice President
         Tel:  (757) 422-4055

               GATEWAY FINANCIAL HOLDINGS, INC. DECLARES DIVIDEND

VIRGINIA BEACH, VA -- January 24, 2006 -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., announced that its Board of Directors declared a first quarter cash dividend of $0.03 per share.

The dividend is payable on February 15, 2006 to shareholders of record at the close of business on January 27, 2006.

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a full-service community bank with a total of nineteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Moyock, Nags Head, Plymouth, Raleigh and Roper, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS. Visit the Corporation's web site at http://www.gatewaybankandtrust.com.

                               * end of release *